Exhibit 99.1

SUBSCRIPTION AGREEMENT

Rivulet International Inc.

1516 E. Tropicana Ave., Suite 155

Las Vegas, Nevada 89119

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing ___________ shares of Common Stocks of Rivulet International Inc. (the “Company”) at a price of $0.04 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Rivulet International Inc.

Executed this ____ day of _______________, 2009.

___________________________________                     _________________________________

___________________________________                     Signature of Purchaser

___________________________________

Address of Purchaser

___________________________________

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________     X  $0.04     =   US$ __________

Number of Shares Purchased                               Total Subscription Price

Form of Payment:       Cash: _________   Check: ___________   Other: __________________

Rivulet International Inc.

By: _______________________________

Title: _____________________________